PROXY STATEMENT PURSUANT TO SECTION 14(a)
		      OF THE SECURITIES EXCHANGE ACT OF 1934



Filed by the Registrant-X

Check the Appropriate box:

      X    -     Preliminary Proxy Statement
	   -     Definitive Proxy Statement
	   -     Definitive Additional Materials
	   -     Soliciting Material Pursuant to 240.14a


			       JOSLYN CORPORATION
			       __________________

		 (Name of Registrant as Specified in its Charter)

		 Payment of Filing Fee (check the appropriate box):

      X     -     $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l),
		  or 14a-6(j)(2).
	    -     $500 per each party to the controversy pursuant to
		  Exchange Act Rule 14a-6(i)(3).
	    -     Fee computed on table below per Exchange Act Rules 14a-6(i)
		  (4) and 0-11.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid
previously.   ___
	     /__/

						     Joslyn Corporation
JOSLYN                                               30 South Wacker Drive
CORPORATION                                          Chicago, Illinois 60606
Telephone: (312) 454-2900
Telecopier: (312) 454-2930


		   Notice of Annual Meeting of Shareholders

			   To Be Held April 26, 1995

____________________________________________________________________________

     The Secretary of Joslyn Corporation hereby gives notice that the Annual Meeting of Shareholders of Joslyn Corporation will be held in the Assembly Room, 6th Floor, The Northern Trust Company Building, 50 South LaSalle Street, Chicago, Illinois 60675 on Wednesday, April 26, 1995, at 10:00 o'clock a.m., for the following purposes:

    (1)  the election of six Directors;

    (2) the ratification of the appointment of Arthur Andersen LLP as independent public accountants for the year 1995;

    (3) the approval of a proposed Joslyn Corporation Non-Employee Director Stock Plan;

    (4) the transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Only Shareholders of record at the close of business on March 1, 1995 will be entitled to vote at the meeting.

     The Annual Report of the Corporation for the year 1994, including financial statements, accompanies this Proxy Statement.

     Each Shareholder, whether or not he or she expects to be present at the meeting, is requested to sign, date and return the enclosed Proxy in the envelope which is supplied with this Notice.

     By order of the Board of Directors,

					     Joslyn Corporation




					     Wayne M. Koprowski
					     Secretary

JOSLYN
CORPORATION
30 South Wacker Drive
Chicago, Illinois  60606


			       PROXY STATEMENT



     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Joslyn Corporation (the "Corporation") for the Annual Meeting of Shareholders to be held in the Assembly Room, 6th Floor, The Northern Trust Company Building, 50 South LaSalle Street, Chicago, Illinois 60675 on Wednesday, April 26, 1995, at 10:00 o'clock
a.m., or any adjournment thereof.  On or before March    , 1995, this Proxy
Statement and the enclosed Proxy were first sent or given to the Corporation's Shareholders. The 1994 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1994, accompanies this Proxy Statement.

     The executive offices of the Corporation are located at 30 South Wacker Drive, Chicago, Illinois 60606.

     The only voting securities of the Corporation are its Common Shares, of
which there were         shares outstanding on March 1, 1995, the record date.
A majority of such shares will constitute a quorum for the transaction of business at the Annual Meeting. Shareholders are entitled to one vote for each Common Share of the Corporation held. The Board of Directors is soliciting discretionary authority to accumulate votes. In the election of the Board of Directors, shareholders have the right to vote the number of shares owned by them for each of the six nominees, or they may cumulate their votes and give six votes to one nominee for each share owned, or they may distribute their votes on the same principle among as many nominees as they choose. No act need be done or notice given prior to the exercise of such cumulative voting rights. For the purpose of counting votes, abstentions, broker non-votes and other shares not voted have the same effect as a vote against the proposal.

     Each proxy received by the Board of Directors of the Corporation will be voted as specified by the Shareholder thereon. Any Shareholder may revoke his or her proxy at any time prior to the voting thereof by (1) giving written notice of such revocation to the Secretary of the Corporation, (2) properly submitting to the Corporation a duly executed proxy bearing a later date or
(3) appearing in person at the 1995 Annual Meeting and voting in person.

     The cost of preparation of proxy solicitation materials and solicitation of proxies will be paid by the Corporation. In addition to use of the mails, proxies may be solicited by any Director, Officer, or employee of the Corporation either personally or by such other means as he may choose, and any such solicitation shall be made without additional compensation.

     The Corporation may reimburse brokers and others for their expenses in forwarding proxy solicitation materials to beneficial owners. The Corporation has retained Morrow & Co., Inc. to assist in the solicitation of proxies at an estimated fee of less than $10,000, plus reasonable expenses.

NOMINEES FOR ELECTION AS DIRECTOR

     The Board of Directors has designated the six persons hereinafter listed to be nominees for election as Directors of the Corporation at the Annual Meeting. Proxies solicited by the Board of Directors will be voted as directed therein with respect to the election of Directors; but if no choice is specified in any proxy, then such proxies will be voted for such nominees.
The entire Board of Directors is elected annually and each Director is elected to serve until his successor is duly elected and qualified unless the Directorship is eliminated, in which case the Directorship will expire at the next Annual Meeting.

    Each of the nominees has consented to serve as a Director if he is elected. If for any reason any such nominee for election should become unavailable for election, a circumstance the Board of Directors does not anticipate, discretionary authority may be exercised for a substitute nominee. The persons named in proxies hereby solicited reserve the right, exercisable in their sole discretion, to vote proxies cumulatively so as to elect all or as many as possible of such nominees depending upon circumstances at the meeting.


NEW NOMINEES FOR ELECTION AS DIRECTOR:


James M. Reed

     Mr. Reed is Vice Chairman and Chief Financial Officer of Union Camp Corporation, a forest products company. Mr. Reed started his business career in 1954 with the public accounting firm of Arthur Andersen & Co. In 1964, he left Arthur Andersen to become Vice President-Finance of a client company, The Branigar Organization, Inc., which had interests in real estate development and manufacturing. Branigar was acquired by Union Camp in 1969 and Mr. Reed subsequently became Executive Vice President and President of that subsidiary. In 1977, he transferred to Corporate Headquarters of Union Camp as Vice President - Finance and Chief Financial Officer of Union Camp Corporation.
He subsequently became a Senior Vice President, an Executive Vice President and in April 1993, was elected Vice Chairman. Mr. Reed is a member of the Board of Directors of Union Camp Corporation (NYSE), Bush Boake Allen, Inc.
(NYSE) and Martin Marietta Materials, Inc. (NYSE). He is also on the Board of the Bulgarian-American Enterprise Fund (a U.S. State Department sponsored non-profit organization) and is a member of the Board of Trustees of Simpson C ollege. Mr. Reed is 62 years of age.


Lawrence A. Reed

     Mr. Reed is the retired President and Chief Executive Officer of Dow Corning Corporation, a manufacturer of specialty materials and chemicals. He joined Dow Corning in 1964 and held various positions in Process Engineering and Economic Evaluation. In 1973, he was appointed Financial Director for Europe and returned to the U.S. in 1976, as Corporate Controller. He was named a Vice President of Dow Corning and Chief Financial Officer in 1978, and became Executive Vice President responsible for Dow Corning's global businesses in 1981. Mr. Reed was named President and Chief Operating Officer and a Director of the Corporation in 1984. He was named President and Chief Executive Officer in 1988, retired in 1992, but continues as a Director of the Corporation.

     Mr. Reed is also a Director of the Chemical Financial Corporation, as well as CPI Engineering Services, Inc. Mr. Reed is 55 years of age.

NOMINEES FOR REELECTION AS DIRECTOR

William E. Bendix

     Mr. Bendix is Chairman of the Board of Joslyn Corporation and an independent business consultant. He was President, Chief Executive Officer and a Director of Mark Controls Corporation, a NASDAQ listed company from 1987 to 1994. Mark Controls Corporation is a manufacturer of industrial valves, liquid temperature control devices and electronic controllers. Prior to that, Mr. Bendix was Group Vice President and a Director and was responsible for five of the company's business units. Mr. Bendix joined Mark Controls as Vice President of Manufacturing in 1969, was subsequently named Vice President of Operations and was elected a Director in 1973. Prior to joining Mark Controls, Mr. Bendix was a principal at Theodore Barry and Associates, a management consulting firm with a practice emphasizing operations management. Mr. Bendix is a Director of DEP Corporation, the former Chairman of the Valve Manufacturers Association of America, and a former Director of Sargent-Welch Scientific Company. Mr. Bendix is 60 years of age.


John H. Deininger

     Mr. Deininger was most recently Chief Executive Officer and President of Union City Body Company, L.P., a manufacturer of truck bodies. He is a retired Executive Vice President of Illinois Tool Works, Inc., a manufacturer of engineered components and industrial systems. He was formerly President, Chief Operating Officer and a Director of Signode Industries, Inc., now a wholly-owned subsidiary of Illinois Tool Works, Inc. Mr. Deininger is currently a Director of Eljer Industries, a New York Stock Exchange listed company which manufactures and markets plumbing and heating ventilation products.
Mr. Deininger is also a Director of Life Fitness, Inc., a maker of exercise and fitness equipment and a Director of Wayn-Tex, Inc., a manufacturer of plastic woven for the carpet and food packaging industries. He formerly was a Director for Allied Tube & Conduit, a manufacturer of metal tubing for plumbing and electrical use. He is also a part-time consultant on industrial business operations. Mr. Deininger is 63 years of age.


Richard C. Osborne

     Mr. Osborne is President, Chief Executive Officer and Chairman of the Board of Scotsman Industries, Inc., a New York Stock Exchange listed company. Scotsman is a leading manufacturer of refrigeration products primarily serving the foodservice, hospitality, beverage, bakery and healthcare industries, with a secondary focus on luxury appliances for the consumer market. Mr. Osborne previously held the position of Executive Vice President of Household Manufacturing, Inc. from 1982 to 1989, and from 1979 to 1982 was President of Structo and Halsey Taylor, a division of Household Manufacturing, Inc. Mr. Osborne was the Director of Manufacturing of Pillsbury Company from 1967 to 1979, and began his career as an Engineer with the Chevrolet Division of General Motors. Mr. Osborne is 51 years of age.


Lawrence G. Wolski

     Mr. Wolski is Acting Chief Executive Officer and a Director of Joslyn Corporation. He joined Joslyn in 1974 as Controller, having been employed previously by Arthur Andersen & Co. for eight years, his last position being that of Audit Manager. In 1976, he was elected Vice President, Finance, of the Corporation. He was elected Chief Financial Officer of the Corporation in 1980, Senior Vice President in 1987, and Executive Vice President of the Utility Systems Group in 1993. Mr. Wolski was elected a Director of the Corporation in 1981. Mr. Wolski is 50 years of age.

SECURITY OWNERSHIP OF MANAGEMENT ON MARCH 1, 1995


     The following table sets forth information about the beneficial ownership of the Corporation 's Common Shares for each Director and nominees for Director, each Executive Officer named in the Summary Compensation Table in this Proxy Statement, and all Directors and Executive Officers of the Corporation as a group as of March 1, 1995.


Directors and                                                  Number
  Nominees                                                  of Shares(a)
______________                                              ____________

William E. Bendix . . . . . . . . . . . . . . . . . . . . . . .2,000
John H. Deininger . . . . . . . . . . . . . . . . . . . . . .    900
Donald B. Hamister. . . . . . . . . . . . . . . . . . . . . . 12,000
Raymond E. Micheletti . . . . . . . . . . . . . . . . . . . . 29,149
Richard C. Osborne. . . . . . . . . . . . . . . . . . . . . .    750
James M. Reed   . . . . . . . . . . . . . . . . . . . . . . .    500
Lawrence A. Reed. . . . . . . . . . . . . . . . . . . . . . .    400
Lawrence G. Wolski. . . . . . . . . . . . . . . . . . . . . . 42,717



Certain Executive
  Officers
_________________

George W. Diehl . . . . . . . . . . . . . . . . . . . . . . . 16,132
Wayne M. Koprowski. . . . . . . . . . . . . . . . . . . . . . 23,438
Steven L. Thunander . . . . . . . . . . . . . . . . . . . . . 25,281
Directors and Officers as a Group . . . . . . . . . . . . .  154,900



______________________

     (a) Includes shares Executive Officers have the right to acquire pursuant to the Corporation's Employee Stock Benefit and Stock Option Plans. The number of shares which each of the above individuals have the right to acquire are:
Mr. Micheletti 19,273 shares; Mr. Wolski 28,717 shares; Mr. Diehl 14,037 shares; Mr. Koprowski 16,660 shares; Mr. Thunander 20,046 shares.

     In addition to the shares shown as owned by the nominees and Executive Officers in the preceding table, the following approximate number of shares are held by the Profit Sharing Plan in which the individuals named have
shared voting power as to those shares:  Mr. Micheletti              ;
Mr. Wolski        shares; Mr. Diehl          shares; Mr. Koprowski
shares; and Mr. Thunander        shares;

     None of the Director nominees or Executive Officers hold 1.0% or more of the outstanding shares of the Corporation. All Directors and Executive Officers as a group beneficially owned xxx,xxx shares representing xx percent of the outstanding shares of the Corporation on March 1, 1995.

     All Directors and Executive Officers complied with the reporting requirements of Section 16(a) except for one inadvertent late Form 4 filing (10 days) regarding one transaction by Mr. Micheletti.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth certain information regarding the beneficial ownership of the Corporation's Common Shares on December 31, 1994, by each person known by management to be the beneficial owner of more than 5% of the outstanding shares of the Corporation:



Name and Address of          Amount and Nature of             Percent
  Beneficial Owner           Beneficial Ownership             of Class
___________________          ____________________             ________

Danaher Corporation . . . . . . . . . 543,550(a). . . . . . . .   7.6%
 1250 24th Street, N. W.
 Washington, D. C. 20037


Robert D. MacDonald,
James H. Ingersoll &. . . . . . . . . xxx,xxx(b). . . . . . . .
David L. Everhart, Trustees
 150 N. Michigan Avenue, Suite 2500
 Chicago, Illinois  60601


Joslyn Retirement Plans'
Company Stock Trust . . . . . . . . . 445,188(c)  . . . . . . .   6.2%
 30 South Wacker Drive
 Chicago, Illinois  60606


Pioneering Management Corporation . . 430,337(d)  . . . . . . .   6%
 60 State Street
 Boston, Massachusetts  02109



______________________

     (a) Danaher Corporation has reported in its Form 13D filed on August 2, 1994, that it has sole voting power as to 543,550 shares.

     (b) Includes 480,085 shares held by Messrs. MacDonald, Ingersoll and Everhart as co-trustees of the Alice Newell Joslyn Trust and the Marcellus Lindsey Joslyn Trust. These trusts have sole voting and dispositive power with respect to the shares in each trust. In addition to the 480,085 shares held with co-trustees Messrs. Ingersoll and Everhart, Mr. MacDonald holds xxx,xxx shares as a trustee of four other trusts.

     (c) Joslyn Retirement Plans' Company Stock Trust ("Trust") has sole voting and investment power for 43,173 of such shares and shared voting and investment power for 402,015 of such shares. The Trust beneficially owns certain of the above shares for the Corporation's Employees' Savings and Profit Sharing Plan ("Profit Sharing Plan") and the Trustee has power to dispose of such shares; provided, however, that in the event of a tender or exchange offer, the participants generally have the right to direct the Trustee on how to respond to the tender or exchange offer.

     (d) Pioneering Management Corporation has reported in its Form 13G that it has sole voting power as to 430,337 shares and shared dispositive power as to 430,337 shares.
								      5

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has standing Audit, Compensation and Nominating Committees. Messrs. William E. Bendix, Donald B. Hamister and Richard C. Osborne were the members of the Audit Committee during 1994. Messrs. John H. Deininger, Hamister and Osborne were members of the Compensation Committee during 1994. Messrs. Raymond E. Micheletti, Bendix, Deininger, and Hamister were members of the Nominating Committee during 1994. In addition, the Board of Directors formed an ad hoc Succession Committee for the purpose of identifying qualified candidates for the position of President and Chief Executive Officer to succeed Mr. Micheletti upon his retirement. Messrs. Deininger, Hamister and Osborne were members of the Succession Committee in 1994. After the election of Mr. Wolski by the Board of Directors, the Succession Committee was disbanded.

     Among other responsibilities, the Audit Committee recommends the selection of the independent public accountants, reviews the scope and procedures of the planned audit activities and reviews the results of the audits. The Audit Committee considers and approves in advance non-audit services performed by the independent public accountants to determine that such services do not compromise their independence. The Compensation Committee recommends the compensation to be paid for the services of the Directors and Executive Officers of the Corporation. The Nominating Committee develops criteria for Directors, evaluates the qualifications of and interviews prospective candidates for the Board of Directors of the Corporation and makes recommendations to the Directors of nominees for election to the Board of Directors of the Corporation.

     During 1994, there were two meetings for each of the Audit and Succession Committees. There were five meetings of the Compensation Committee. There were eight meetings of the Board of Directors in 1994. All members of the Board attended more than seventy-five percent of the meetings of the Board, and all members of the Committees attended all meetings of the Committees of the Board.



COMPENSATION OF DIRECTORS


     Directors of the Corporation who are employees serve without additional compensation. Directors of the Corporation who are not employees of the Corporation each receive an annual retainer fee of $19,000. These Directors also receive $700 for each meeting of the Board of Directors or a Committee thereof attended. The Chairman of the Board of Directors receives an additional retainer of $100,000 per year to serve in that capacity.

     In addition to his annual retainer and meeting fees, Mr. Deininger also performed consulting services for the Corporation in 1994 earning $2,775.

     Directors who are not employees may elect to become participants in the Deferred Compensation Plan in order to defer all or a portion of their fees. Deferred fees otherwise payable are credited to a participant's Deferred Fee Account bearing an annual interest rate. Upon termination of their services, payment from the Deferred Fee Account will be paid to the former Directors in installments.

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid or to be paid for the fiscal year 1994 to the Chief Executive Officer and to the four most highly compensated Executive Officers of the Corporation. A more detailed explanation follows the table.

							  Long-Term Compensation
							  ______________________
								 Awards
							       Securities
								  Under-             All
								  lying             Other
Name and Principal       Fiscal                                  Options           Compen-
    Position              Year       Salary(1)      Bonus        SARs(#)           sation(2)
__________________       ______      _________      _____        _______           _________
Raymond E. Micheletti     1994       $308,851     $ 53,550            0             $xx,xxx
 President and Chief      1993        299,224       91,125                           15,485
 Executive Officer        1992        250,557      107,800                           16,078

Lawrence G. Wolski        1994       $245,393     $ 61,000        8,167             $xx,xxx
 Executive Vice           1993        237,548       73,552                           15,485
 President, Chief         1992        233,001       82,854                           16,078
 Financial Officer

George W. Diehl           1994       $148,246     $ 18,948        3,271             $xx,xxx
 Vice President           1993        138,371       15,989                           xx,xxx
			  1992        122,792       26,148                           xx,xxx

Wayne M. Koprowski        1994       $155,651     $ 18,574        3,388             $xx,xxx
 Vice President,          1993        148,610       32,400                           10,716
 General Counsel          1992        145,157       40,625                           13,845
 & Secretary

Steven L. Thunander       1994       $165,358     $    667        3,529             $xx,xxx
 Vice President           1993        164,882       25,000                            5,839
			  1992        163,800       28,529                            7,007

Mr. Micheletti retired on December 31, 1994. Upon his retirement, Mr. Micheletti will receive an annual sum in the amount of $20,500 per year as part of a non-qualified, unfunded supplemental retirement payment. He will receive this amount until the year 2004. The final payment of $13,146 will be made in 2005. In the event of his prior death, Mr. Micheletti's spouse will continue to receive the payments until 2005 or until her death at which time the payments will cease.

____________________
     1) Salary includes base compensation and contributions made under the Joslyn Corporation Retirement Parity Compensation Plan ("Parity Plan"). Certain Executive Officers of Joslyn Corporation are participants in the Parity Plan. The Parity Plan provides annual payments to eligible employees who may elect to deposit their payments in an individual trust. Each trust provides for distribution upon: (1) retirement after attaining age 60, (2) disability or death, (3) attaining age 65, or (4) termination of employment prior to age 60. The 1994 Parity Plan amount for eligible individuals listed in the Summary Compensation Table were: Mr. Micheletti $38,251; Mr. Wolski $30,793; Mr. Diehl $12,646; Mr. Koprowski $15,051; and Mr. Thunander $14,758.

     2) "All Other Compensation" is comprised of contributions on behalf of the Executive Officers to the Corporation's Profit Sharing Plan, a defined plan, except that it also includes a $1,000 director fee for Messrs. Diehl and Thunander for being subsidiary company board members.

STOCK OPTION/SAR GRANTS IN 1994

     The following tables show, as to the Chief Executive Officer and the four most highly compensated Executive Officers of the Corporation, information with respect to grants of non-qualified stock options and stock exercises for the period January 1, 1994 to December 31, 1994.

Non-Qualified Option grants awarded December 30, 1994

			  Securities     % of Total                                     Potential Realizable Value of
			  Underlying     Granted to                                  Assumed Annual Rates of Stock Price
			   Options       Employees     Base Price     Expiration       Appreciation for Option Term
       Name               Granted(1)      in 1994      $/share)(2)       Date          at 0%     at 5%       at 10%
______________________    __________     ___________   ___________     __________      _____    ________     ________
Raymond E. Micheletti*          0               0             0            -            0       $      0             0
Lawrence G. Wolski          8,617           12.4%        $25.50         6/26/05         0        131,244      $283,967
George W. Diehl             3,271            4.9%        $25.50         6/26/05         0         52,565       113,733
Wayne M. Koprowski          3,388            5.1%        $25.50         6/26/05         0         54,445       117,800
Steven L. Thunander         3,529            5.3%        $25.50         6/26/05         0         56,711       122,703

   *  Mr. Micheletti retired in December 1994.
___________________

     (1) All options were granted on December 30, 1994, and first become exercisable on June 26, 1995.

     2) The Base Price equals the average of the last reported high and low transactions of Common Shares on the NASDAQ National Market System on the date of the grant of options.

     Aggregated Option/SAR Exercises in 1994 and Fiscal Year-end Option/SAR
     Values

     This table provides the number of shares acquired by stock option exercise during 1994. The value realized is the difference between the market price on the date of exercise and the base price multiplied by the number of shares exercised. The table also provides the year-end value of all stock options and Stock Appreciation Rights ("SARs") granted to but not yet exercised by each executive. The value represents the difference of the market price on December 30, 1994 and the base price multiplied by the number of outstanding options. This value may go up or down as the stock price fluctuates and is not realized until exercised.

									  Securities                Value
									  Underlying            of Unexercised
									  Unexercised            In-the-Money
									Options/SARs at         Options/SARs at
								    1994 Fiscal Year-end:    1994 Fiscal Year-end:
			  Share Acquired                                  Exercisable            Exercisable
       Name                On Exercise          Value Realized           Unexercisable          Unexercisable
_____________________     _______________        ______________          _____________          _____________
Raymond E. Micheletti               0                      0             19,273/0               $ 31,762/0
Lawrence G. Wolski                  0                      0             28/717/8,167            114,240/0
George W. Diehl                 2,712                $23,585             14,037/3,271             46,970/0
Wayne M. Koprowski              1,778                 16,891             16,660/3,388             58,513/0
Steven L. Thunander             1,946                 12,649             20,046/3,529             86,698/0

DEFINED BENEFIT PENSION PLAN

     Salaried employees participated in the Employees' Supplemental Retirement Plan of Joslyn Corporation ("Pension Plan") until December 31, 1988 when the Pension Plan was frozen. Therefore, no additional benefit accruals for either additional employment service or compensation increases will be incurred. The estimated annual benefits payable upon retirement at age 65 for each of the individuals named in the Summary Compensation Table are as follows: Mr. Micheletti $40,158; Mr. Wolski $76,068; Mr. Diehl $19,937; Mr. Koprowski $13,687; and Mr. Thunander $34,976.


EMPLOYMENT AGREEMENTS

     The Corporation has entered into an employment agreement with Mr. Lawrence
G. Wolski (Acting Chief Executive Officer, Executive Vice President, and a Director). The agreement provides for an annual salary to be paid to the employee at least equal to that being received at the date of the agreement.

     The agreement expires on December 31, 1997. This agreement may be earlier terminated by Joslyn upon 180 days written notice. Mr. Wolski is entitled to receive salary at the rate in effect at the date of notice for a period of 18 months following termination of employment conditioned upon their rendition of consulting services to Joslyn for the remaining term of his Agreement.
However, Joslyn may terminate the agreement within such period if the employee accepts other employment prior to the expiration of the period, and Joslyn reasonably determines the new employment to be in conflict or competition with Joslyn. Upon the death of Mr. Wolski, his legal representative is entitled to receive his salary payable to the end of the month following the month in which death occurs, plus incentive compensation for the fiscal year extended to the last day of the month following date of death, plus an amount equal to the monthly base salary in effect at the time of death multiplied by three.

     Mr. Wolski has also entered into a separate severance agreement (the "Severance Agreement") under which Mr. Wolski will be entitled to receive a single cash payment equal to 2.5 times the sum of (a) his highest annual base salary in effect during the prior 12-month period, (b) his Plan Accomplishment level bonus under the Executive Management Incentive Plan for the full year,
(c) his Parity Plan payment for the full year, and (d) his maximum Profit Sharing Plan contribution for the full year, if Mr. Wolski's employment with the Corporation is terminated or he resigns for "good reason" following a "change in control" of the Corporation. The Corporation is also obligated to maintain medical, dental and life insurance for a period of 2.5 years following his termination. Any payments made and benefits provided to Mr. Wolski under the Severance Agreement will be in lieu of those payments and benefits to which Mr. Wolski would otherwise be entitled under his employment agreement.

     For purposes of the Severance Agreement, a "change in control" will be deemed to have occurred if any of the following events occurs:

     (i) any individual, entity, or group, including any "person" (as defined in Section 13(d)(3) or (14(d)(2) of the Securities Exchange Act of 1934, as amended [Exchange Act"]) acquires beneficial ownership of 25% or more of the outstanding common stock or of the combined voting power of the ten outstanding securities of the Corporation entitled to vote generally in the election of directors (the "Voting Securities");

     (ii) individuals who were directors of the Corporation as of the effective date of the Severance Agreement (the "Incumbent Board) shall cease to constitute a majority of the Board of directors of the Corporation;

     (iii) the shareholders shall approve a reorganization, merger or consolidation of the Company, unless, following such reorganization, merger or consolidation, (A) at lease 60% of the common stock and 60% of the Voting Securities are owned by all or substantially all of the same persons who were beneficial owners of such securities immediately prior to such reorganization, consolidation or merger, in substantially the same proportions relative to one another, (B) no person beneficially owns 25% or more of the common stock or voting securities of the surviving corporation, other than specified entities controlled by the Company or a person who had beneficial ownership of 25% or more of the common stock or the Voting Securities immediately prior to the reorganization, consolidation or merger, and (C) at least a majority of the members of the board of directors of the surviving corporation were members of the Incumbent Board; or (iv) the Shareholders approve a plan of complete liquidation or dissolution of the Corporation or the sale or disposition of all or substantially all of the assets of the Corporation to another corporation other than a corporation which meets the following requirements: (A) more than 60% of the common stock and 60% of the voting securities of the corporation are owned by all or substantially all of the same persons who were beneficial owners of the common stock and the Voting Securities immediately prior to such sale or disposition, in substantially the same proportions relative to one another, (B) no person beneficially owns 25% or more of the common stock or voting securities of the corporation, other than specified entities controlled by the Company or a person who had beneficial ownership of 25% or more of the common stock or the Voting Securities immediately prior to such sale or disposition, and (C) at least a majority of the members of the board of directors of the corporation were members of the Incumbent Board.

     Mr. Wolski will be deemed to have had "good reason" to terminate his employment with the Corporation following a change of control if, among other things, without his written consent, he is assigned to duties inconsistent with his duties or responsibilities with the Corporation immediately prior to the change of control, his salary or benefits are reduced, he is reassigned to any location more than 50 miles from the facility where he is located at the time of the change of control or, following a merger or consolidation in which the Corporation is not the surviving corporation or the transfer of all or substantially all of the assets of the Corporation to another corporation, the corporation fails to obtain from such corporation an agreement to assume all of the Corporation's obligations under the Severance Agreement.

     In addition to Mr. Wolski, Mr. Koprowski and Mr. George Diehl, Vice President, each have severance agreements with the Corporation. The provisions of those agreements are identical to the provisions of Mr. Wolski's Severance Agreement except that each of these officers will be entitled to receive a single cash payment equal to the sum of 2 (rather than 2.5) times the sum of their base salary, Plan Accomplishment under the Executive Management Incentive Plan, Parity Plan payment for the full year and maximum Profit Sharing Plan contribution for the full year.

     Mr. Thunander and Mr. Daniel Dumont, Vice President and President of Joslyn Canada, Inc., are eligible under the Corporation's Severance Policy for Corporate Managers to receive one year's annual base salary and benefit continuation for one year upon termination following a change in control.

     The Corporation has the right to terminate any of the severance agreements and the severance policy prior to a change in control upon 120 days notice.

JOSLYN CORPORATION STOCK PERFORMANCE GRAPH

     The graph provided below compares Joslyn Corporation's cumulative shareholder total return with that of the NASDAQ Composite Index and the Dow Jones Electrical Equipment Group. The comparison is made by calculating the difference in share price from December 31, 1989, and December 31, 1994 and including the cumulative amount of dividends, assuming reinvestment, during this five year period. An initial investment of $100.00 has been used as a common point of reference.


Comparative Five Year Cumulative Total Return











				      - GRAPH -











     For ease of comparison, the table below provides the data utilized in the graph. The table assumes an investment of $100.00 on December 31, 1989 and indicates the appreciation or depreciation of each investment over a five year period.




			     1989         1990         1991          1992          1993         1994
			    _______      ______       _______       _______       _______      _______
Joslyn Corporation          $100.00      $81.85       $123.10       $167.65       $163.97      $172.61
NASDAQ Market Index          100.00       84.36         93.09         90.85        110.98       131.11
Dow Jones Electrical         100.00       81.12        104.14        105.16        126.14       132.44

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors is responsible for reviewing and recommending to the Board compensation for the Executive Officers of the Corporation, including the Chief Executive Officer and the four most highly compensated Executive Officers. The Committee reviews base salaries and corporate and individual bonus goals of the Chief Executive Officer and of the Executive Officers as recommended by the Chief Executive Officer. The Committee also approves all grants of stock options under the Corporation's Stock Option Plan. All Committee members are non-employee, outside directors of the Corporation.


Compensation Philosophy

     The Corporation seeks to link Executive Officer compensation to profitability resulting in enhanced shareholder value. The compensation philosophy has the following objectives:

     - to attract and retain quality management

     - to encourage and reward performance on an individual, business unit and corporate basis

     - to reward both short term and long term performance

     - to tie executive compensation to long term growth of shareholder value

     The Corporation's executive compensation program is comprised of a base salary, an annual incentive bonus program and a long term incentive compensation plan in the form of stock options. In addition, Executive Officers are eligible to participate in various benefit plans, including medical insurance coverage and profit sharing, which are available to all employees. While the Compensation Committee is aware of the deductibility limitation for compensation paid to Executive Officers, current compensation levels are not expected to approach the one million dollar limitation.


Base Salary

     Base salaries for Executive Officers are determined in consideration of each Executive Officer's position, responsibilities, experience and performance. In setting compensation, the Committee takes into account the national marketplace for a group of companies consisting of electrical and electronics manufacturing companies of similar size (annual sales between $100 and $600 million) in the Corporation's labor market ("Labor Market Group"). The Committee decided against using the companies in the industry peer group as reflected in the Performance Graph because the Committee believes that the comparatively large size of many of the peer group companies distorts compensation levels for similar positions. Each Executive Officer's base salary range is initially set at the median for similar positions within the Labor Market Group.

     The Committee annually reviews and may adjust individual salaries of all Executive Officers including the Chief Executive Officer and the four highest compensated Executive Officers taking into account compensation guidelines (utilizing executive compensation surveys, outside compensation specialists, or both), business performance and individual performance. Business performance is evaluated in reference to actual corporate earnings results compared to an annual business plan submitted by Management and approved by the Board of Directors. The factors impacting base salary are not independently assigned specific weights. Rather, the Committee reviews all the factors and makes salary recommendations which reflect the Committee's analysis of the aggregate impact of these factors.

     Mr. Micheletti's 1994 base salary was $270,000 which was the same base salary that he earned in 1993. The Compensation Committee retained the services of a compensation consultant in 1994 to advise it in setting compensation levels for the Chief Executive Officer and each of the Executive Officers. The study indicated that Mr. Micheletti's base salary was about 20% below the median for chief executive officers in the Labor Market Group. However, in light of Mr. Micheletti's announced retirement, the Committee decided not to adjust his base salary for 1994.

Annual Incentive Bonus Program

     In addition to base salary, each Executive Officer is eligible for an annual incentive cash bonus award under the Executive Management Incentive Plan. The Compensation Committee believes that the plan provides an additional short term incentive to those executives who have a greater potential impact on business performance by having a larger portion of their total compensation in variable bonus opportunities. Annual cash bonuses are paid based on formulas which take into consideration attainment of corporate and business unit earnings goals and individual goals designed to improve the Corporation's overall performance. Individual performance goals are tailored to each Executive Officer's position and vary from person to person. For Executive Officers, excluding the Chief Executive Officer, potential bonus payments range from 0% to a maximum of 60% of base salary depending on the Executive Officer's position with generally half of the bonus potential based upon corporate or business unit earnings performance and the other half based upon individual performance. However, since actual payouts are dependent on achieving pre-determined performance goals, failure to attain those goals could result in no bonus. Despite non-operating charges taken in 1994, the Corporation did achieve a level of operating income resulting in minimal bonus awards for the Chief Executive Officer and the Executive Officers.

    For 1994, Mr. Micheletti's potential bonus ranges from 0% to 70% of base salary with a target payment of 35% of base salary. Fifty percent (50%) of his annual potential bonus was based upon the attainment of targeted net income goals for the 1994 plan year, with the remaining 20% bonus based upon the achievement of individual goals. For 1994, Mr. Micheletti was awarded a bonus of $53,550, which is 19.8% of base salary.

Long Term Incentive Compensation Plan (Stock Option Plan)

     The Compensation Committee believes that by providing key employees, including the Chief Executive Officer and the four highest compensated Executive Officers, who have substantial responsibility over the management and growth of the Corporation, with an opportunity to increase their ownership of the Corporation's stock, the interests of the shareholders and key employees, including Executive Officers, will be more closely aligned.
The Stock Option Plan meets this objective by permitting the Corporation through the Compensation Committee to make annual grants of non-qualified stock options to key employees, including the Chief Executive Officer and the four highest paid Executive Officers. Stock options are granted with an exercise price equal to the fair market value of the Corporation's common stock on the date of grant and typically may be exercised over a period of five or ten years. This approach is intended to motivate the key employees to contribute to the creation and growth of shareholder value over the long term. Value to the optionee is dependent upon an increase in the stock price above the exercise price. The size of each person's stock option grant is based upon a formula, originally recommended by an outside compensation consultant, which provides a range of possible grants utilizing a multiple of the optionee's base salary. The formula for determining the number of stock option grants is the base salary times a multiplier (ranging from .3 to .85), divided by the then market price of the Corporation's stock. The Compensation Committee also considers previous options granted but unexercised as well as actual ownership in the Corporation's stock in making additional grants of options. The compensation study referred to above indicated that stock options grants awarded for 1994 are below the median compared to grants awarded to optionees in the Labor Market Group.

     Due to his retirement at the end of 1994, Mr. Micheletti was not awarded option grants in 1994.

		      Richard C. Osborne, Chairman
		      John H. Deininger
		      Donald B. Hamister


PROPOSED OF NON-EMPLOYEE DIRECTOR STOCK PLAN

     On February 8, 1995, the Board of Directors adopted, subject to approval by the Corporation's Shareholders, the Non-Employee Director Stock Plan (the "Plan"). The Plan is designed to assist the Corporation in attracting, retaining and compensating highly qualified individuals who are not employees of the Corporation for service as members of the Board and to provide them with a proprietary interest in the Corporation's common share. The Board believes the Plan will be beneficial to the Corporation and its Shareholders by allowing non-employee directors to have a personal financial stake in the Corporation, in addition to underscoring their common interest with Shareholders in increasing the value of the Corporation's common shares over the long term. Non-employee directors also receive cash remuneration for their services as described above under "Compensation of Directors".


Description of the Plan

     The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Exhibit A.

     If approved by the Corporation's Shareholders, the Plan will provide for automatic yearly grants of options to purchase 1,000 common shares (subject to adjustment as provided in the Plan) to each active Non-Employee Director serving on the Board at the time of the grant who is not an employee of the Corporation or any of its subsidiaries of affiliates. Each option grant, having a ten-year term, will permit the holder to purchase shares at their fair market value on the date the option was granted subject to a vesting requirement which may be accelerated in the event of a change in control (as defined in the Plan). Payment for shares to the Corporation will be in cash. The Plan will expire, unless earlier terminated, on December 31, 2004. In addition, fifty percent (50%) of each Non-Employee Director's annual retainer shall be paid in common shares of the Corporation. The remaining fifty percent (50%) shall be paid in cash.

     Option grants under the Plan will be made on the date of the Annual Shareholders' Meeting of each year commencing at the 1995 Annual Shareholders' Meeting.

     All options will expire ten years after the date of grant, subject to Plan provisions relating to death, retirement or disability. If a participating Director terminates service on the Board as the result of disability or death, previously granted options will continue to become exercisable as described above but must be exercised within one year of such termination and in any event within ten years of grant. In the event of mandatory retirement, previously granted options will continue to become exercisable but must be exercised within two years of such termination and in any event within ten years of grant. If a participating Director terminates service on the Board for any reason other than retirement, disability or death, his or her outstanding options may be exercised only to the extent that they were exercisable at the time of such termination and expire six months after such termination. Each option will be non-assignable and non-transferable other than by will or the laws of descent and distribution.

     An aggregate of 125,000 common shares will be subject to the Plan. Common shares subject to options that terminate unexercised will be available for future option grants. Adjustments will be made in the number of kind of shares subject to the Plan and outstanding options, and in the purchase price of outstanding options, in the event of any change in the Corporation's outstanding shares by reason of any stock split or stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change.


Administration

     The Plan will be administered by the Compensation Committee of the Board. The Committee will be authorized to interpret the Plan, establish and amend rules relating to the Plan and make other determinations necessary or advisable for the administration of the Plan, but will have no discretion with respect to the selection of Directors to receive options, the number of common shares subject to the Plan or to each grant or the purchase price for common shares subject to option. The Committee will also have no authority to increase the Plan benefits materially.

     The Board of Directors may terminate the Plan at any time or amend it in whole or in part, except that the provisions specifying amounts, pricing and timing of grants may not be amended more than once every six months, other than to comport with specified changes in applicable law. In addition, any amendment that increases the number of common shares subject to the Plan or to any option or extends the period during which options may be granted will require approval by the Corporation's Shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE NON-EMPLOYEE DIRECTOR STOCK PLAN. Proxies solicited hereby will be voted in favor of adoption of the Plan unless the Shareholder specifies otherwise.

     Approval of this proposed will require the affirmative vote of a majority of the outstanding common shares of the Corporation, present or represented, and entitled to vote at the Annual Meeting.


RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Shareholders will be asked to ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent public accountants for the Corporation and its subsidiary companies for the year 1995. Arthur Andersen LLP served in this capacity in 1994, and has been retained by the Corporation in this capacity since 1933.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT BY THE BOARD OF DIRECTORS OF ARTHUR ANDERSEN LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR 1995.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they wish and will be available to respond to any questions at the Annual Meeting. The Chairman of the Meeting will refer appropriate questions from Shareholders to the representatives of Arthur Andersen LLP for response.

SHAREHOLDER PROPOSALS FOR 1996 ANNUAL MEETING

     The 1996 Annual Meeting of the Shareholders of the Corporation is expected to be held on April 24, 1996. If any Shareholder wishes a proposal to be considered for presentation at the 1995 Annual Meeting, such proposal must be received by the Corporation at its offices at 30 South Wacker Drive, Chicago, Illinois 60606 not later than November 29, 1995.


OTHER MATTERS

     The Board of Directors does not know of any matters to be presented at the meeting other than those mentioned in the Notice of Annual Meeting of Shareholders. However, if other matters come before the meeting, it is the intention of each person named in the accompanying Proxy to vote said Proxy in accordance with his judgment of such matters.

     The Notice of Annual Meeting of Shareholders and Proxy Statement are hereby sent by order of the Board of Directors.

Chicago, Illinois
March 25, 1995

							       Exhibit A

			    JOSLYN CORPORATION
		     NON-EMPLOYEE DIRECTOR STOCK PLAN

1.   Purposes.

     The Non-Employee Director Stock Plan (the "Plan") is established to attract, retain and compensate highly qualified individuals who are not employees of Joslyn Corporation (the "Company") for service as members of the Board of Directors ("Non-Employee Directors") and to provide them with an ownership interest in the Company's common shares. The Plan will be beneficial to the Company and its Shareholders by allowing these Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Company's common shares, in addition to underscoring their common interest with Shareholders in increasing the value of the Company's common shares over the long term.


2.   Effective Date.

     The Plan as adopted by the Board of Directors of the Company shall be effective as of the date it is approved by the holders of at least a majority of the outstanding common shares of the Company, present or represented, and entitled to vote at the 1995 Annual Meeting of Shareholders.


3.   Administration of the Plan

     The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Non-Employee Directors to receive options or common shares under the Plan, the number of common shares subject to any such options, or the purchase thereunder, or the percentage of the annual retainer to be paid in common shares; and provided further, that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to Non-Employee Directors under the Plan. The Committee's interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its Shareholders and persons granted options or issued common shares under the Plan. The Chairman of the Board and the Chief Executive Officer of the Company shall be authorized to implement the Plan in accordance with its terms and to take or cause to be taken such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes of this Plan.


4.   Participation in the Plan.

     All active members of the Company's Board of Directors who are not as of the date of any option grant or common share issuance employees of the Company or any of its subsidiaries or affiliates shall be eligible to participate in the Plan. Directors emeritus shall not be eligible to participate.

5.   Awards Under the Plan.

     Awards under the Plan shall consist of common shares and non-qualified stock options ("options") to purchase common shares.


6.   Terms, Conditions and Form of Option


     (a) Option Grant Dates. Options to purchase 1,000 common shares (as adjusted pursuant to Paragraph 9) shall automatically be granted on the date of the Annual Shareholders' Meeting of each year, commencing at the 1995 Annual Shareholders' Meeting, to each person who is a Non-Employee Director immediately after such meeting, or if later, on the date on which a person is first elected or begins to serve as a Non-Employee Director other than by reason of termination of employment. If such person is elected or begins service as a Non-Employee Director between the date of the Annual Shareholders' Meeting and October 31 of that year, options to purchase 1,000 common shares shall automatically be granted on the date of commencement of such services.
If such person is elected or begins service after October 31 of that year but before the next Annual Shareholders' Meeting, options to purchase 500 common shares shall automatically be granted on the date of commencement of such services.


     (b) Exercise Price. The exercise price to be paid for any common share for which an option is exercisable shall be 100% of the fair market value of such common share on the date the option is granted, which shall be the average of the high and low price of the common shares on such date as generally reported on the NASDAQ National Market System.


     (c) Exercisability and Term of Options. Each option granted under the Plan shall become exercisable commencing on the day before the Company's next Annual Shareholders' Meeting following the date of grant. Each option granted under the Plan shall expire ten years from the date of grant, and shall be subject to earlier termination as hereinafter provided. Notwithstanding the foregoing, (1) any option granted under the Plan shall become exercisable as of the date of a Change of Control of the Corporation (as set forth in Paragraph 10(e) hereof); and (ii) any option granted under the Plan shall automatically become exercisable on the date the rights ("Rights") issued pursuant to the Rights Agreement, dated as of February 10, 1988, between The First National Bank of Chicago and Joslyn Manufacturing Co. (formerly "Joslyn Corporation"), and succeeded to by the Company, become exercisable for common shares ("Distribution Date"). In the event an option is exercised within ten days following the Distribution Date, its exercise shall be effective as of the day before the Distribution Date unless the optionee specifies a later effective date.


     (d)  Termination of Directorship.

     1. Disability. Subject to Paragraph 10(e), if the holder of an option granted under this Plan ceases to be a Director of the Company by reason of disability, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a Director and may thereafter be exercised by such holder (or such holder's guardian, legal representative or similar person) until the earlier to occur of the (i) date which is one year after the effective date of such holder's ceasing to be a Director and (ii) the expiration date of the term of such option.

     2. Retirement. Subject to Paragraph 10(e), if the holder of an option granted under this Plan ceases to be a Director of the Company by reason of mandatory retirement, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the effective date of such holder's ceasing to be a Director and may thereafter be exercised by such holder (or such holder's guardian, legal representative or similar person) until the earlier to occur of the (i) date which is two years after the effective date of such holder's ceasing to be a Director and (ii) the expiration date of the term of such option.


     3. Death. Subject to Paragraph 10(e), if the holder of an option granted under this Plan ceases to be a Director of the Company by reason of death, each such option held by such holder shall be exercisable only to the extent that such option is exercisable on the date of such holder's death and may thereafter be exercised by such holder's executor, administrator, legal representative, beneficiary or similar person, as the case may be, until the earlier to occur of the (i) date which is one year after the date of death and
(ii) the expiration date of the term of such option.


     4. Other Termination. Subject to Paragraph 10(e), if the holder of an option granted under this Plan ceases to be a Director of the Company for any reason other than disability, mandatory retirement or death, each such option held by such holder shall be exercisable only to the extent such option is exercisable on the effective date of such holder's ceasing to be a Director and may thereafter be exercised by such holder (or such holder's guardian, legal representative or similar person) until the earliest to occur of the (i) date which is six months after the effective date of such holder's ceasing to be a Director or (ii) the expiration date of the term of such option.


     (e) Payment.  The option price shall be paid in cash.


7.   Award of Shares in Lieu of Retainer Fee

     (a) Percentage. Fifty percent (50%) of each Non-Employee Director's annual retainer fee for service as a member of the Company's Board of Directors for the ensuing year shall be paid in common shares of the Company. Such common shares shall be awarded on the date of the Annual Shareholders'
Meeting of each year. The number of shares to be awarded shall be equal to fifty percent (50%) of the annual retainer fee divided by the fair market value of a common share as determined in Paragraph 7(b) below. No fractional shares shall be issued, and the number of shares shall be rounded down to the nearest whole share and the remaining amount shall be paid in cash. The remaining fifty percent (50%) of the annual retainer fee shall be paid in cash.

     (b) Price. The common shares awarded shall be valued at the average of the high and low quotations for common shares of the Company on the NASDAQ National Market System on the date of the award of such common shares to the Non-Employee Directors.

8.   Common Shares Subject to the Plan.

     The common shares that will be available under the Plan for issuance upon the exercise of option or the award of common shares shall not exceed an aggregate of 125,000 common shares (as adjusted pursuant to Paragraph 9).
Any common shares subject to an option grant which for any reason expires or is terminated unexercised as to such common shares shall again be available for issuance under the Plan.

9.   Dilution and Other Adjustment.

     In the event of any change in the outstanding shares of Company stock by reason of any stock split, stock dividend, recapitalization, merger, consolidation or exchange of shares or other similar corporate change, such adjustments shall be made in the grants under this Plan, including the exercise price of outstanding options, as the Committee determines are necessary or appropriate to preserve the rights of Non-Employee Directors under the Plan, including, if necessary, any adjustments in the maximum number of shares referred to in Paragraph 8 of the Plan. Such adjustment shall be conclusive and binding for all purposes of the Plan.


10.  Miscellaneous Provisions.

     (a) Rights as Shareholder. A Non-Employee Director shall have no rights as a holder of Company common shares with respect to option grants hereunder, unless and until certificates for common shares are issued to the Non-Employee Director.

     (b) Assignment or Transfer. No option granted under the Plan or any rights or interests therein shall be assignable or transferable by a Non-Employee Director except by will or the laws of descent and distribution. During the lifetime of a Non-Employee Director, options granted hereunder are exercisable only by, and payable only to, the Non-Employee Director.

     (c) Agreements. All options granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

     (d) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any option or to any Non-Employee Director receiving an option.

     (e)  Change in Control.


	  1. Notwithstanding any provision in this Plan or any agreement, in the event of a Change in Control as defined below in connection with which the Non-Employee Directors as holders of common shares receive shares of common stock that are registered under Section 12 of the Securities and Exchange Act of 1934 ("Exchange Act"), all outstanding options shall immediately become exercisable in full, and there shall be substituted for each common share available under this Plan, whether or not then subject to an outstanding award, the number of class of shares into which each outstanding common share shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without a change in the aggregate purchase price.


	  2. Notwithstanding any provision in this Plan or any agreement, in the event of a Change in Control in connection with which the Non-Employee Directors as holders of common shares receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the Non-Employee Director as holder thereof, and each such award shall immediately be cancelled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control or within ten days of the approval of the Shareholders of the Company , a cash payment from the Company in an amount equal to (i) in the case or an option, the number of common shares then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to Shareholders of the Company in any transaction whereby the Change in Control takes place or (B) the fair market value of a common share on the date of occurrence of the Change in Control, over the purchase price per common share subject to the option. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

	       3. For purposes of the Plan, a "Change in Control" of the Company shall occur at the earliest of:

		   i) The acquisition by any entity, person, or group, of beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, as amended, of more than 20% of the outstanding capital stock of the Company entitled to vote for the election of directors ("voting stock").

		  ii) The commencement by any entity, person or group (other than the Company or a subsidiary of the Company) of a tender offer or an exchange offer for more than 20% of the outstanding voting stock of the Corporation.

		 iii)  The effective time of (i) a merger or consolidation of the
	       Company with one or more other companies as a result of which the
	       holders of the outstanding voting stock of the Company immediately
	       prior to such merger or consolidation hold less than 60% of the
	       voting stock of the surviving or resulting company, or (ii) a
	       transfer of substantially all of the property of the Company other
	       than to an entity of which the Company owns at least 60% of the voting
	       stock; or

		 iv)  The election to the Board, without the recommendation or
	       approval of the incumbent Board, of the lesser of (i) three directors
	       or (ii) directors constituting a majority of the number of directors
	       of the Corporation then in office.


11.  Amendment and Termination

     The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, to the extent required to qualify the Plan under Rule 16b-3 promulgated under
Section 16 of the Exchange Act, no amendment shall be made more than once every six months that would change the amount, price or timing of the annual grants or the common shares issued in lieu of annual retainer fee, the purchase price of options granted hereunder, determination provisions relating to options granted hereunder, or the category of persons eligible to receive grants of options and awards of common shares hereunder, other than to comport with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder; and provided, further, to the extent required to qualify the Plan under Rule 16b-3, no amendment that would (a) materially increase the number of common shares that may be issued under the Plan, (b) materially modify the requirements as to eligibility for participation in the Plan, or (c) otherwise materially increase the benefits accruing to participants under the Plan, shall be made without the approval of the Company's Shareholders. The Plan (but not the options previously granted under the Plan) shall in any event terminate on and no options shall be granted after, December 31, 2004.

12.  Compliance with SEC Regulations.


     It is the Company's intent that the Plan comply in all respects with Rule 16b-3 under the Exchange Act and any related regulations. If any provisions of this Plan are found not to be in compliance with such Rule and regulations, the provision shall be deemed null and void. All grants and exercises of options and issuance of shares of common stock under this Plan shall be executed in accordance with the requirements of Section 16 of the Exchange Act and regulations promulgated thereunder.


13.  Governing Law.

     The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Illinois.

(PROXY CARD)

			    JOSLYN CORPORATION
		      ANNUAL MEETING OF SHAREHOLDERS
			       APRIL 26, 1995

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints L. G. Wolski and W. M. Koprowski or either of them with full power of substitution, the proxies of the undersigned, to vote all of the Common Shares of Joslyn Corporation, which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held in the Assembly Room, 6th Floor, The Northern Trust Company Building, 50 South LaSalle Street, Chicago, Illinois 60675 on Wednesday, the 26th of April, 1995 at 10:00 a.m., and at any adjournment thereof, with all the powers the undersigned would possess if he were personally present, as follows:

Election of Directors:           COMMENTS: (change of address)


William E. Bendix                _____________________________________________

John H. Deininger                _____________________________________________

Richard C. Osborne               _____________________________________________

James M. Reed                    _____________________________________________

Lawrence A. Reed                 _____________________________________________

Lawrence G. Wolski               (If you have written in the above space,
				  please mark the corresponding box on the reverse side of this card)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATION. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

 ___
: X :      Please mark your vote
:___:      as in this example.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE OTHER SIDE OF PROXY OR, IF NO SPECIFICATION IS MADE AS TO THE ELECTION OF DIRECTORS, WILL BE VOTED "FOR" THE NOMINEES OF THE BOARD OF DIRECTORS NAMED IN THE PROXY STATEMENT (CUMULATIVELY IF THE PROXIES ABOVE SHALL SO DETERMINE AT THEIR SOLE DISCRETION), AND, IF NO SPECIFICATION IS MADE AS TO ITEMS (2) AND (3), WILL BE VOTED "FOR".

________________________________________________________________________________________________________________________________
:                                                                                                                               :
:                           The Board of Directors recommends a vote "FOR" proposals 1, 2 and 3.                                :
:                                                                                                                               :
________________________________________________________________________________________________________________________________
:                                                                                                                               :
:                       WITH-                                                                                                   :
:                 FOR   HELD                                       FOR   AGAINST  ABSTAIN                                       :
:                 ___   ___                                         ___      ___     ___                                   ___  :
:1.  Election of :   : :   :     2. Ratification of the appoint-   :   :    :   :   :   :      Change of Address/         :   : :
:    Directors.  :___: :___:        ment of Arthur Andersen LLP    :___:    :___:   :___:      Comments on Reverse Side.  :___: :
:(see reverse)                      as independent public                                                                       :
:                                   accountants for the year 1995                                                               :
:For, except vote withheld                                          ___      ___     ___                                   ___  :
:from the following nominee(s):  3. Proposed amendment to Articles :   :    :   :   :   :      Please mark this box if    :   : :
:                                   of Incorporation to limit the  :___:    :___:   :___:      you will personally be     :___: :
:_____________________________      personal liability of the                                  attending the meeting.           :
:                                   Corporation's directors.                                                                    :
:                                                                                                                               :
:                                4. In their discretion on such                                                                 :
:                                   other matters as may properly                                                               :
:                                   come before the meeting.                                                                    :
:_______________________________________________________________________________________________________________________________:

Please sign exactly as your name appears on this proxy. If you are signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign. Please date, sign and mail this proxy in the enclosed envelope. No postage is required for mailing in the United States.



____________________________________________________


					      1995
____________________________________________________
SIGNATURE(S)                        DATE